CONTACT:	STEPHEN THERIOT	EXHIBIT 99.1
(201) 587-1000

210 Route 4 East
Paramus, NJ, 07652

FOR IMMEDIATE RELEASE – February 24, 2014

Vornado Announces Fourth Quarter 2013 Financial Results.

PARAMUS, NEW JERSEY.......VORNADO REALTY TRUST (NYSE: VNO) filed its Form 10-K for the year ended December 31, 2013 today and reported:

Fourth Quarter 2013 Results

NET LOSS attributable to common shareholders for the quarter ended December 31, 2013 was $68.9 million, or $0.37 per diluted share, compared to net income of $62.6 million, or $0.33 per diluted share for the quarter ended December 31, 2012.  Net loss for the quarter ended December 31, 2013 and net income for the quarter ended December 31, 2012 include $127.5 million and $281.5 million, respectively, of net gains on sale of real estate, and $32.9 million and $117.9 million, respectively, of real estate impairment losses.  In addition, the quarters ended December 31, 2013 and 2012 include certain other items that affect comparability which are listed in the table below.  Adjusting net income attributable to common shareholders for net gains on sale of real estate, real estate impairment losses and the items in the table below, net of amounts attributable to noncontrolling interests, net income attributable to common shareholders for the quarters ended December 31, 2013 and 2012 was $107.6 million and $77.4 million, or $0.57 and $0.41 per diluted share, respectively.

FUNDS FROM OPERATIONS attributable to common shareholders plus assumed conversions (“FFO”) for the quarter ended December 31, 2013 was a negative $6.8 million, or $0.04 per diluted share, compared to a positive $55.9 million, or $0.30 per diluted share for the prior year’s quarter.  Adjusting FFO for certain items that affect comparability which are listed in the table below, FFO for the quarters ended December 31, 2013 and 2012 was $248.7 million and $207.3 million, or $1.33 and $1.11 per diluted share, respectively.

(Amounts in thousands, except per share amounts)	For the Quarters Ended December 31,
	2013	2012
(Negative FFO) FFO (1)	$(6,784)	$55,890
Per Share	$(0.04)	$0.30

Items that affect comparability income (expense):
Toys "R" Us Negative FFO (including impairment losses of $162,215 and $40,000, respectively)	$(282,041)	$(61,358)
Acquisition related costs	(18,088)	(6,934)
Non-cash impairment loss on J.C. Penney common shares	-	(224,937)
Loss from the mark-to-market of J.C. Penney derivative position	-	(22,472)
Net gain on sale of land parcels and residential condominiums	23,988	-
FFO attributable to discontinued operations, including LNR and discontinued operations
of Alexander's in 2012	1,671	46,365
Accelerated amortization of discount on investment in subordinated debt of Independence Plaza	-	60,396
1290 Avenue of the Americas and 555 California Street priority return and income tax benefit	-	25,260
Net gain resulting from Lexington Realty Trust's stock issuance	-	14,116
Other, net	3,436	8,425
	(271,034)	(161,139)
Noncontrolling interests' share of above adjustments	15,555	9,778
Items that affect comparability, net	$(255,479)	$(151,361)

FFO as adjusted for comparability	$248,695	$207,251
Per Share	$1.33	$1.11

(1) See page 4 for a reconciliation of our net (loss) income to (Negative FFO) FFO for the quarters ended December 31, 2013 and 2012.

Year Ended 2013 Results

NET INCOME attributable to common shareholders for the year ended December 31, 2013 was $392.0 million, or $2.09 per diluted share, compared to $549.3 million, or $2.94 per diluted share for the year ended December 31, 2012.  Net income for the years ended December 31, 2013 and 2012 includes $412.1 million and $487.4 million, respectively, of net gains on sale of real estate, and $43.7 million and $141.6 million, respectively, of real estate impairment losses.  In addition, the years ended December 31, 2013 and 2012 include certain other items that affect comparability which are listed in the table below.  Adjusting net income attributable to common shareholders for net gains on sale of real estate, real estate impairment losses and the items in the table below, net of amounts attributable to noncontrolling interests, net income attributable to common shareholders for the years ended December 31, 2013 and 2012 was $395.3 million and $262.2 million, or $2.11 and $1.40 per diluted share, respectively.

FFO for the year ended December 31, 2013 was $641.0 million, or $3.41 per diluted share, compared to $818.6 million, or $4.39 per diluted share for the prior year.  Adjusting FFO for certain items that affect comparability which are listed in the table below, FFO for the years ended December 31, 2013 and 2012 was $941.5 million and $778.5 million, or $5.01 and $4.18 per diluted share, respectively.

(Amounts in thousands, except per share amounts)	For the Years Ended December 31,
	2013	2012
FFO (1)	$641,037	$818,565
Per Share	$3.41	$4.39

Items that affect comparability income (expense):
Toys "R" Us (Negative FFO) FFO (including impairment losses of $240,757 and $40,000,
respectively)	$(312,788)	$65,673
Loss on sale of J.C. Penney common shares	(54,914)	-
Non-cash impairment loss on J.C. Penney common shares	(39,487)	(224,937)
Loss from the mark-to-market of J.C. Penney derivative position	(33,487)	(75,815)
Acquisition related costs	(24,857)	(11,248)
Preferred unit and share redemptions	(1,130)	8,948
Stop & Shop litigation settlement income	59,599	-
Net gain on sale of marketable securities, land parcels and residential condominiums	58,245	13,347
FFO attributable to discontinued operations, including LNR, and discontinued operations
of Alexander's in 2012	33,928	153,179
Accelerated amortization of discount on investment in subordinated debt of Independence Plaza	-	60,396
After-tax net gain on sale of Canadian Trade Shows	-	19,657
Net gain resulting from Lexington Realty Trust's stock issuance	-	14,116
1290 Avenue of the Americas and 555 California Street priority return	-	13,222
Other, net	(3,890)	6,196
	(318,781)	42,734
Noncontrolling interests' share of above adjustments	18,347	(2,644)
Items that affect comparability, net	$(300,434)	$40,090

FFO as adjusted for comparability	$941,471	$778,475
Per Share	$5.01	$4.18

(1) See page 4 for a reconciliation of our net (loss) income to FFO for the years ended December 31, 2013 and 2012.

Supplemental Financial Information

Further details regarding the Company’s results of operations, properties and tenants can be accessed at the Company’s website www.vno.com.  Vornado Realty Trust is a fully – integrated equity real estate investment trust.

Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  For a discussion of factors that could materially affect the outcome of our forward-looking statements and our future results and financial condition, see “Risk Factors” in Part I, Item 1A, of our Annual Report on Form 10-K for the year ended December 31, 2013.  Such factors include, among others, risks associated with the timing of and costs associated with property improvements, financing commitments and general competitive factors.

(tables to follow)

VORNADO REALTY TRUST
OPERATING RESULTS FOR THE QUARTERS AND YEARS ENDED
DECEMBER 31, 2013 AND 2012

	For The Quarters		For The Years
(Amounts in thousands, except per share amounts)	Ended December 31,		Ended December 31,
	2013	2012	2013	2012

Revenues	$673,308	$686,693	$2,760,909	$2,736,232

(Loss) income from continuing operations	(168,474)	51,936	140,227	402,188
Income from discontinued operations	129,715	39,957	424,513	292,353
Net (loss) income	(38,759)	91,893	564,740	694,541
Less net income attributable to noncontrolling interests in:
Consolidated Subsidiaries	(13,903)	(1,090)	(63,952)	(32,018)
Operating Partnership	4,155	(3,882)	(23,659)	(35,327)
Preferred unit distributions of the Operating Partnership	(12)	(786)	(1,158)	(9,936)
Net (loss) income attributable to Vornado	(48,519)	86,135	475,971	617,260
Preferred share dividends	(20,368)	(20,750)	(82,807)	(76,937)
Preferred unit and share redemptions	-	(2,752)	(1,130)	8,948
Net (loss) income attributable to common shareholders	$(68,887)	$62,633	$392,034	$549,271

Net (loss) income per common share:
Basic	$(0.37)	$0.34	$2.10	$2.95
Diluted	$(0.37)	$0.33	$2.09	$2.94

Weighted average shares:
Basic	187,109	186,267	186,941	185,810
Diluted	187,109	186,866	187,709	186,530

(Negative FFO) FFO attributable to common shareholders plus
assumed conversions	$(6,784)	$55,890	$641,037	$818,565
Per diluted share	$(0.04)	$0.30	$3.41	$4.39

FFO as adjusted for comparability	$248,695	$207,251	$941,471	$778,475
Per diluted share	$1.33	$1.11	$5.01	$4.18

Weighted average shares used in determining FFO per diluted share	187,109	186,866	187,757	186,530

The following table reconciles our net (loss) income to (Negative FFO) FFO:

	For The Quarters		For The Years
(Amounts in thousands)	Ended December 31,		Ended December 31,
	2013	2012	2013	2012
Reconciliation of our net (loss) income to (Negative FFO) FFO:
Net (loss) income attributable to Vornado	$(48,519)	$86,135	$475,971	$617,260
Depreciation and amortization of real property	124,611	125,069	501,753	504,407
Net gains on sale of real estate	(127,512)	(41,998)	(411,593)	(245,799)
Real estate impairment losses	32,443	116,453	37,170	129,964
Proportionate share of adjustments to equity in net income of
Toys, to arrive at FFO:
Depreciation and amortization of real property	16,506	17,777	69,741	68,483
Real estate impairment losses	456	1,430	6,552	9,824
Income tax effect of above adjustments	(5,937)	(6,728)	(26,703)	(27,493)
Proportionate share of adjustments to equity in net income of partially owned entities, excluding Toys, to arrive at FFO:
Depreciation and amortization of real property	25,282	20,387	87,529	86,197
Net gains on sale of real estate	-	(239,551)	(465)	(241,602)
Real estate impairment losses	-	-	-	1,849
Noncontrolling interests' share of above adjustments	(3,746)	418	(15,089)	(16,649)
FFO	13,584	79,392	724,866	886,441
Preferred share dividends	(20,368)	(20,750)	(82,807)	(76,937)
Preferred unit and share redemptions	-	(2,752)	(1,130)	8,948
(Negative FFO) FFO attributable to common shareholders	(6,784)	55,890	640,929	818,452
Convertible preferred share dividends	-	-	108	113
(Negative FFO) FFO attributable to common shareholders
plus assumed conversions	$(6,784)	$55,890	$641,037	$818,565

FFO is computed in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”).  NAREIT defines FFO as GAAP net income or loss adjusted to exclude net gain from sales of depreciated real estate assets, real estate impairment losses, depreciation and amortization expense from real estate assets, extraordinary items and other specified non-cash items, including the pro rata share of such adjustments of unconsolidated subsidiaries.  FFO and FFO per diluted share are used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers because it excludes the effect of real estate depreciation and amortization and net gains on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions.  FFO does not represent cash generated from operating activities and is not necessarily indicative of cash available to fund cash requirements and should not be considered as an alternative to net income as a performance measure or cash flows as a liquidity measure.  FFO may not be comparable to similarly titled measures employed by other companies.  A reconciliation of our net income to FFO is provided above.  In addition to FFO, we also disclose FFO before certain items that affect comparability.  Although this non-GAAP measure clearly differs from NAREIT’s definition of FFO, we believe it provides a meaningful presentation of operating performance.  A reconciliation of FFO to FFO as adjusted for comparability is provided on page 1 and page 2 of this press release.

Conference Call and Audio Webcast

As previously announced, the Company will host a quarterly earnings conference call and audio webcast on February 25, 2014 at 10:00 a.m. Eastern Time (ET).  The conference call can be accessed by dialing 800-708-4539 (domestic) or 847-619-6396 (international) and indicating to the operator the passcode 36581010.  A telephonic replay of the conference call will be available from 1:00 p.m. ET on February 25, 2014 through March 27, 2014.  To access the replay, please dial 888-843-7419 and enter the passcode 36581010#.  A live webcast of the conference call will be available on the Company’s website at www.vno.com  and an online playback of the webcast will be available on the website for 90 days following the conference call.

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